Exhibit 99.1

SHAREHOLDER NEWS MESSAGE FROM THE CEO To our Shareholders, There are many things that distinguish Bank First from its competition. The foundation of our brand is our promise to be a “relationship-based bank focused on providing innovative solutions that are value driven to the communities we serve.” We focus on growing existing relationships and building new ones, instead of treating our customers as transactions. The investment we make in our branches also makes Bank First unique. Our offices are extensions of our promise and brand. We want to ensure they are welcoming and comfortable for both our customers and employees. Our new and remodeled branches maximize natural lighting and use state-of-the-art HVAC systems and environmentally friendly building materials. Whenever possible, we use contractors who have banking relationships with us. Our Facilities Officer, Phil Plagemann, and his team juggle dozens of facilities projects every day, from maintenance to remodels and new construction. We are currently in the process of extensively remodeling our office in Shawano, a former branch of Denmark State Bank that we acquired in August. We also purchased a building on the east side of Reedsville. Once remodeled, this office will house our combined Reedsville and Whitelaw branches, also acquired as part of our merger with Denmark State Bank. We also hope to begin the demolition of Denmark State Bank’s former corporate headquarters in downtown Denmark and begin new construction of that branch early in 2024. In Fond du Lac, we plan to build a new branch on the west side of the city that will house our staff from the current offices on Peters Avenue and Sheboygan Street. We are currently performing due diligence on the new site and hope to begin construction early next year. In addition, we will be extensively remodeling the Wautoma, Poynette, Pardeeville, and Cambridge offices acquired with our merger with Hometown Bank. Our facilities team is keeping busy with other projects as well. This includes completing our newest branch on the north side of Green Bay, across the street from Meijer in the city of Howard. Construction is expected to be complete later this year and will be our most environmentally friendly branch to date, featuring solar panels on the roof. Finally, we are excited to announce our entrance into the Door County market with a new office in Sturgeon Bay. This new office will allow us to better serve our existing customers in Door County, expand those relationships, and add new ones. Construction is expected to start in 2024. As with our past success, our future success requires continual reinvestment in our brand. Our branches represent our unwavering dedication to our employees, customers, and communities. Michael B. Molepske CEO (920) 652-3202 MIKE MOLEPSKE MAY 2023 Annual Shareholder Meeting is Monday, June 12, 2023 We hope you can join us for the Annual Shareholder Meeting, which will be held at: 4:00 PM ON MONDAY, JUNE 12, 2023 FRANCISCAN CENTER FOR MUSIC EDUCATION AND PERFORMANCE 6751 CALUMET AVENUE, MANITOWOC, WISCONSIN You should have received your Annual Meeting notice by mail or email. Please don’t forget to vote your shares. Voting can be done by online, by telephone, or by returning your proxy card in the mail. If you have questions, feel free to contact our Shareholder Services team by calling (920) 652-3360 or emailing shareholderservices@bankfirst.com. We look forward to seeing you there! Refreshments will be served following the meeting. Dividends Per Share $0.30 $0.22 $0.21 2021 2023 2022 3 MONTHS ENDED MARCH 31 www.bankfirst.com Ticker: BFC

Total assets for the Company were $4.17 billion at March 31, 2023, up from $2.92 billion at March 31, 2022. Loans were $3.32 billion, growing $1.01 billion on a year-over-year basis. Deposits were $3.46 billion, growing $906.1 million over that same time frame. Year-over-year comparisons were significantly impacted by the Company’s acquisitions of Denmark Bancshares, Inc. (“Denmark”) during the third quarter of 2022 and Hometown Bancorp, Ltd. (“Hometown”) during the first quarter of 2023. These transactions included $457.1 million and $395.8 million in loans, $604.8 million and $532.4 million in deposits, and $685.8 million and $615.1 million in total assets, respectively. Earnings per share for the quarter ended March 31, 2023, was $1.09, down from $1.34 for the first quarter of 2022. One-time costs during the first quarter of 2023, primarily related to the acquisition of Hometown, reduced earnings per share by $0.41. Much like expenses related to the acquisition of Denmark during the second and third quarters of 2022, the negative impact of these expenses on this quarter’s results should be recuperated by increased profitability in future quarters from enhanced scale and efficiency. Net interest income before provision for loan losses for the first quarter of 2023 totaled $32.2 million, an increase of $9.9 million over the first quarter of 2022. The added scale from the acquisitions of Denmark and Hometown was the primary driver of this increase. Provisions for credit losses totaled $4.2 million for the first quarter of 2023, up from $1.2 million for the same period during 2022. Due to accounting rules associated with acquired loan portfolios, the Hometown transaction required a provision for credit losses of $3.6 million. Continued strong asset quality metrics exhibited within the Company’s loan portfolio allowed for a reduced provision from the prior-year first quarter, net of the impact from the Hometown transaction. Non-interest income totaled $5.8 million for the quarter ended March 31, 2023, up from $5.2 million during the first quarter of 2022. An increase in income contributed by the Company’s investments in Ansay & Associates, LLC and UFS, LLC, along with increased loan servicing income produced by serviced portfolios added in the Denmark and Hometown transactions, more than offset a decrease in gains on sales of mortgage loans to the secondary market resulting from a significant industry-wide slowdown in the retail lending environment. Non-interest expense increased by $6.9 million, or 54.5%, from the first quarter of 2022 to $19.7 million for the first quarter of 2023. Transaction expenses related to the acquisition of Hometown totaled $1.3 million during the first quarter of 2023. The added scale resulting from the acquisitions of Denmark and Hometown, which combined to increase assets of the Company by approximately 45%, also caused significant increases in nearly every category of non-interest expense. Total shareholders’ equity increased by $244.1 million to $562.4 million at March 31, 2023, compared to $318.3 million at March 31, 2022. The last few months have seen the failure of several banks in the United States. These failed institutions all shared some combination of very unique characteristics: a high amount of uninsured deposits in their deposit base, an unfortunate mismatch between the duration of their assets and liabilities, a securities portfolio in a significant unrealized loss position, and/or a heavy reliance on a concentration in their customer base. Bank First exhibits strong metrics in each of these areas. While the country may be headed into a time of economic uncertainty in the year ahead, Bank First remains a safe and sound partner to help the communities we serve meet their financial needs. FIRST QUARTER KEVIN LEMAHIEU Chief Financial Officer (920) 652-3362 Quarterly Common Stock Cash Dividend Bank First’s Board of Directors approved a quarterly cash dividend of $0.30 per common share, an increase of 20% from the prior quarter and 36.4% from the prior year first quarter. Dividends will be payable on July 5, 2023, to shareholders of record as of June 21, 2023. BFC Stock Repurchase Program Stock Repurchase Program Bank First has a stock repurchase program under which the Corporation may repurchase shares of outstanding BFC stock. Please contact Shareholder Services at (920) 652-3360 or shareholderservices@bankfirst.com for more information. Bank First Corporation Contacts LORI SISEL - Shareholder Services Officer (920) 863-1028 lsisel@bankfirst.com KELLY DVORAK - Chief Legal Counsel / Corporate Secretary (920) 652-3244 kdvorak@bankfirst.com SHANNON KLAHN - Vice President Administration (920) 652-3222 sklahn@bankfirst.com

FINANCIAL PERFORMANCE Consolidated Statements of Financial Condition 3/31/2023 3/31/2022 ASSETS Cash, Cash Equivalents and Fed Funds Sold $ 169,691 $ 107,359 Investment Securities 275,927 302,904 Other Investments at Cost 21,598 19,564 Loans, Net 3,279,980 2,294,939 Premises and Equipment 63,736 50,068 Other Assets 356,296 150,102 Total Assets $ 4,167,228 $ 2,924,936 LIABILITIES Deposits $ 3,463,235 $ 2,557,106 Securities Sold Under Repurchase Agreements 46,636 13,130 Borrowed Funds 70,994 25,247 Other Liabilities 23,991 11,150 Total Liabilities $ 3,604,856 $ 2,606,633 Total Shareholder Equity 562,372 318,303 Total Liabilities and Shareholder Equity $ 4,167,228 $ 2,924,936 (In Thousands) Consolidated Statements of Income 3/31/2023 3/31/2022 Total Interest Income $ 40,902 $ 24,220 Total Interest Expense 8,668 1,930 Net Interest Income 32,234 22,290 Provision for Loan Losses 4,182 1,200 Net Interest Income After Provision for Loan Losses 28,052 21,090 Total Other Income 5,849 5,234 Total Operating Expenses 19,664 12,731 Income Before Provision for Income Taxes 14,237 13,593 Provision for Income Taxes 3,557 3,410 Net Income $ 10,680 $ 10,183 Earnings Per Share: Basic $ 1.09 $ 1.34 Earnings Per Share: Diluted $ 1.09 $ 1.34 (In Thousands, Except Per Share Data) Key Financial Metrics 3/31/2023 3/31/2022 Return on Average Assets (YTD) 1.11% 1.27% Return on Average Equity (YTD) 8.33% 12.62% Full-Time Equivalent Employee (FTE) - period end 389 279 Average Assets per Average FTE $ 11,078 $ 11,405 Dividend Payout Ratio 23% 16% Dividends Per Share (YTD) $ 0.25 $ 0.22 Net Interest Margin (YTD) 3.74% 3.06% Shares Outstanding - period end 10,407,114 7,570,766

Bank First announces new hire and promotions


SITKIEWITZ


O'CONNELL


NELLIS


DVORAK

AMANDA SITKIEWITZ, Senior Vice President – Market President, has accepted an expansion of her role and will transition from retail to business banking while taking on the responsibility of overseeing the business banking function of Bank First's Manitowoc County region. Amanda will provide leadership to the region's team of bankers, facilitate business growth, and ensure the Bank is delivering an exceptional customer experience. She will also work closely with local business leaders and community organizations to build relationships and strengthen the Bank's presence in Manitowoc County. Amanda earned her Bachelor of Arts degree in Spanish from UW - Green Bay and resides in Manitowoc. Focused on giving back to her community, she serves as treasurer for CORE Treatment Services and is active with the Manitowoc County Board of Realtors and Manitowoc Home Builders Association.

PATRICK O'CONNELL has been promoted to Business Banking Representative at Bank First. Over the course of five years, Patrick has served in various positions at the Bank including Teller, Loan Review, and most recently as Business Analyst where he provided support to the business loan department through credit underwriting. In his new role, Patrick will continue to assist the Bank's business banking team while developing new and enhancing existing business relationships in the Manitowoc region. Patrick graduated from Lincoln High School in Manitowoc and obtained his Bachelor of Science degree in Economics from UW – Madison. Involved in the community, Patrick volunteers with the Sheboygan Habitat for Humanity, the John Michael Kohler Arts Center, and Junior Achievement's Titan Business Challenge.

KASIE NELLIS has been promoted to Credit Officer at Bank First. She joined the Bank in 2019 as Business Analyst, specializing in agricultural loan underwriting. Kasie leads the agriculture underwriting team and was instrumental in the recent implementation of the Bank's new commercial optimization initiative, as well as assisting with the integration of the agriculture loan portfolios during the merger with Denmark State Bank in August 2022. Kasie is responsible for the Bank's Farm Service Agency (FSA) reporting and works closely with the Bank's agricultural lenders. In her new role, Kasie will continue her current underwriting responsibilities in addition to supervising and training the Bank First agriculture underwriting team. Kasie earned her bachelor's degree of liberal studies in organizational administration with a minor in sociology from UW – Oshkosh. Involved in her community, Kasie is Treasurer of the Waupaca Area Youth Softball Board and coaches youth soccer.

KELLY DVORAK has been promoted to Chief Legal Counsel. Kelly joined Bank First in 2017 as General Counsel and Corporate Secretary and accepted an expanded role with the management of the Bank's Compliance team in 2022. Kelly earned a bachelor's degree in political science from UW – Madison, a juris doctorate from UW Law School, and will graduate this summer from the Graduate School of Banking through UW – Madison. She serves on the board of directors of the Manitowoc Symphony Orchestra and UFS, a bank technology outfitter headquartered in Grafton.

Investing in our facilities and delivering a superior banking experience


BankFirst



NEW **HOWARD** LOCATION TARGETED FOR FOURTH QUARTER 2023 OPENING



NEW **REEDSVILLE** LOCATION TARGETED FOR FOURTH QUARTER 2023 OPENING


BankFirst

SHAWANO REMODEL 2023

BankFirst

Ansay & ASSOCIATES
Insurance & Benefit Solutions

UFS
thrive. together.

Let's stay in touch. Follow us!